UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 16, 2024

GRANITE CONSTRUCTION INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12911 (Commission File Number)	77-0239383 (IRS Employer Identification No.)

585 West Beach Street
Watsonville, California 95076
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (831) 724-1011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Compensation for New Chief Financial Officer
In connection with Ms. Woolsey’s appointment as Executive Vice President, Chief Financial Officer of Granite Construction Incorporated (the “Company”) on September 16, 2024, Ms. Woolsey will receive: (1) effective as of September 16, 2024, an annual base salary of $500,000; (2) an increase in her target annual incentive opportunity under the Company’s Annual Incentive Plan from $264,000 to $350,000, with the increased annual incentive opportunity being prorated for the time during 2024 during which Ms. Woolsey served as Executive Vice President, Chief Financial Officer; and (3) a target long term incentive plan opportunity for the 2025 to 2027 performance period equal to 130% of her base salary. Additionally, Ms. Woolsey will receive a $100,000 time-based restricted stock unit grant under the Granite Construction Incorporated 2024 Equity Incentive Plan, which will vest ratably on each of the first three anniversaries of the grant date. Ms. Woolsey also participates in the Company’s Executive Retention and Severance Plan III. Under the Executive Retention and Severance Plan III, Ms. Woolsey will be entitled to a severance multiple of 2x in the event her employment is terminated without cause by the Company, or she resigns with good reason, in either case, within two years after a change in control. Ms. Woolsey will also receive a vehicle allowance of $1,000 per month.
Separation and Transition Agreement
On September 16, 2024, Lisa Curtis and the Company entered into a Separation and Transition Agreement (the “Agreement”). Pursuant to this Agreement, Ms. Curtis will (1) remain an employee of the Company and serve as Senior Financial Advisor through March 31, 2025 (the “Separation Date”) and until the Separation Date, continue to receive her annual base salary at the rate in effect immediately prior to September 16, 2024, (2) cease to be an employee of the Company as of the Separation Date, (3) remain eligible to receive her 2024 Annual Incentive Plan award for the full year based on actual results, (4) remain eligible to receive a payout under her long term incentive plan awards based on actual results through the end of the applicable performance period and pro-rated for her service through the Separation Date, provided that the awards for the 2023 to 2025 and the 2024 to 2026 performance periods will be payable in cash and (5) receive COBRA health care coverage for her and her eligible dependents for 18 months, which will be paid for by the Company. The Agreement also contains customary non-solicit, non-disparagement, cooperation and general release and waiver provisions.
The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Separation and Transition Agreement dated September 16, 2024 by and between the Company and Ms. Curtis
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE CONSTRUCTION INCORPORATED

By:	/s/ M. Craig Hall
M. Craig Hall
Senior Vice President, General Counsel and Secretary

Date: September 16, 2024